EXHIBIT (23)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Russell Corporation listed below of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of Russell Corporation, Russell Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Russell Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

Form S-3 Registration Statement No. 33-47906

Form S-3 Registration Statement No. 33-54361

Form S-3 Registration Statement No. 333-116854

Form S-8 Registration Statement No. 33-69679

Form S-8 Registration Statement No. 333-89765

Form S-8 Registration Statement No. 333-30236

Form S-8 Registration Statement No. 333-30238

Form S-8 Registration Statement No. 333-55338

Form S-8 Registration Statement No. 333-55340

Form S-8 Registration Statement No. 333-97129

/s/ Ernst & Young LLP

Atlanta, Georgia
March 10, 2006